Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-186702 and 333-157546) and Form S-8 (Nos. 333-166787, 333-151438 and 333-151440) of United States Steel Corporation of our report dated February 25, 2014 relating to the financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP
Pittsburgh, Pennsylvania
February 25, 2014